UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

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Preliminary Proxy Statement
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Definitive Proxy Statement
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Soliciting Material under §240.14a-12

CARDINAL HEALTH, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cardinal Health, Inc.

7000 Cardinal Place

Dublin, OH 43017

SUPPLEMENT TO PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 15, 2023

On September 27, 2023, Cardinal Health, Inc. (the “Company”) filed its definitive proxy statement (the “Proxy Statement”) for the 2023 Annual Meeting of Shareholders, which will be held virtually at 8:00 a.m., Eastern Time, on Wednesday, November 15, 2023. The Company is filing this supplement to the Proxy Statement (the “Supplement”) to correct the number of restricted share units (“RSUs”) granted to named executive officers as reported in the “All Other Stock Awards: Number of Shares of Stock or Units” column of the Grants of Plan-Based Awards for Fiscal 2023 table in the Proxy Statement. The full Grants of Plan-Based Awards for Fiscal 2023 table, as corrected, is included below.

This Supplement should be read in conjunction with the Proxy Statement. Except as specifically supplemented by the information contained herein, this Supplement does not modify any other information set forth in the Proxy Statement. Information on how to vote your shares, or change or revoke your prior vote or voting instruction, is available in the Proxy Statement.

Grants of Plan-Based Awards for Fiscal 2023

The table below supplements our Summary Compensation Table by providing additional information about our plan-based compensation for fiscal 2023.

			Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Potential Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of	Grant Date
Name/ Award Type	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Shares of Stock or Units (#)(3)	Fair Value of Stock Awards ($)(4)
Hollar
Annual Incentive			361,175	1,805,877	3,521,460
PSUs(5)	8/15/2022	8/9/2022				57,882	115,764	270,888		8,928,878
RSUs(5)	8/15/2022	8/9/2022							84,322	5,900,010
Alt
Annual Incentive			82,545	412,726	804,816
PSUs(6)	2/15/2023	12/14/2022				15,908	31,815	74,447		2,815,628
RSUs(6)	2/15/2023	12/14/2022							12,726	1,000,009
Mason
Annual Incentive			139,192	695,959	1,357,120
PSUs	8/15/2022	8/9/2022				12,863	25,725	60,197		1,984,169
RSUs	8/15/2022	8/9/2022							17,150	1,199,986
Weitzman
Annual Incentive			114,140	570,701	1,112,867
PSUs	8/15/2022	8/15/2022				3,573	7,146	16,722		551,171
RSUs	8/15/2022	8/15/2022							17,865	1,250,014
PSUs(7)	9/15/2022	9/3/2022				5,649	11,297	26,345		871,338
Mayer
Annual Incentive			133,384	666,918	1,300,490
PSUs	8/15/2022	8/9/2022				11,791	23,582	55,182		1,818,880
RSUs	8/15/2022	8/9/2022							15,721	1,099,998
Kaufmann
Annual Incentive(8)			69,904	349,521	681,566
English
Annual Incentive			26,232	131,159	255,760
PSUs(9)	8/15/2022	8/10/2022				4,288	8,575	20,066		661,390
RSUs	8/15/2022	8/10/2022							2,144	150,015
Crawford
Annual Incentive(10)			56,135	280,673	547,312
PSUs(10)	8/15/2022	8/9/2022				12,863	25,725	60,197		1,984,169
RSUs(10)	8/15/2022	8/9/2022							17,150	1,199,986

(1)	This information relates to annual cash incentive award opportunities with respect to fiscal 2023 performance. Amounts actually earned under the annual cash incentive awards are reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.
(2)	“Equity Incentive Plan Awards” are PSUs granted during the fiscal year under our 2021 LTIP. PSUs are eligible to vest after a three-year performance period based on (i) the sum of non-GAAP diluted EPS CAGR and average annual dividend yield, (ii) cost savings, and (iii) an Our Path Forward measure, with a modifier based on TSR relative to the S&P 500 Health Care Index. PSUs accrue cash dividend equivalents that are payable when, and only to the extent that, the PSUs vest.
(3)	“All Other Stock Awards” are RSUs granted during the fiscal year under our 2021 LTIP that vest ratably over three years and accrue cash dividend equivalents that are payable when, and only to the extent that, the RSUs vest.
(4)	We valued PSUs using a Monte Carlo simulation valuation model based on the probable outcome of the performance conditions as of the grant date. The Monte Carlo model applies a risk-free interest rate and expected volatility assumptions. The risk-free interest rate is assumed to equal the yield on U.S. Treasury bonds on the grant date with remaining terms consistent with the remaining performance measurement period. Expected volatility is based on the average of historical volatility over a look-back period commensurate with the remaining performance measurement period ending on the grant date and the implied volatility from exchange-traded options as of the grant date. The assumed per-share value was $77.13 for the PSUs granted on August 15, 2022 and September 15, 2022, using a risk-free rate of 3.12% and expected volatility of 32.41%, and $88.50 for the PSUs granted on February 15, 2023, using a risk-free rate of 4.47% and expected volatility of 26.81%. We valued RSUs by multiplying the closing price of our common shares on the NYSE on the grant date by the number of RSUs awarded. Accounting values differ from the compensation values of PSU and RSU awards discussed in the CD&A.
(5)	Mr. Hollar received an additional accounting value of $1,653,513 of PSUs and an additional accounting value of $1,500,017 of RSUs in connection with his appointment to CEO.
(6)	Mr. Alt received these PSUs and RSUs when he joined us as CFO. His sign-on bonus and initial long-term incentive awards were intended to address compensation forfeited at his former employer.
(7)	Ms. Weitzman received these PSUs in connection with her promotion to CEO, Pharmaceutical Segment.
(8)	Mr. Kaufmann received a prorated portion of his fiscal 2023 annual incentive award as a benefit under the Severance Plan.
(9)	Ms. English received an additional accounting value of $551,171 of PSUs in connection with her appointment to Interim CFO.
(10)	Mr. Crawford received a prorated portion of his fiscal 2023 annual incentive award as a benefit under the Severance Plan. He forfeited the PSU and RSU awards when he departed the company on November 13, 2022 since they were not outstanding for at least six months, which was required to receive retirement treatment of long-term incentive awards.